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                                   EXHIBIT 21

                                  SUBSIDIARIES



          NAME                                   JURISDICTION OF INCORPORATION
          ----                                   -----------------------------

          Patterson Dental Supply, Inc.                  Minnesota

          Direct Dental Supply Co.                       Nevada

          Patterson Dental Canada, Inc.                  Canada

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